                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                            EXPRESSIONS GRAPHICS INC.
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    5) Total fee paid:

       -------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

    ----------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ----------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------
    3) Filing Party:

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    4) Date Filed:

                           EXPRESSIONS GRAPHICS, INC.
                               ONE BELMONT AVENUE,
                             GSB BUILDING, SUITE 417
                              BALA CYNWYD, PA 19004



                                  May 10, 2002



DEAR FELLOW STOCKHOLDER:

         On behalf of the Board of Directors, I am pleased to invite you to attend the annual meeting of stockholders of Expressions Graphics, Inc., to be held on May 31, 2002, at 11:00 a.m., local time, at the executive offices of Expressions Graphics, Inc., One Belmont Avenue, GSB Building, Suite 417, Bala Cynwyd, PA 19004. The Notice of Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

         The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting and Proxy Statement.

         I am delighted you have chosen to invest in Expressions Graphics, Inc. and hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

         I look forward to seeing you at the annual meeting.

                                             Very truly yours,




                                             STEPHEN P. HARRINGTON
                                             President

                           EXPRESSIONS GRAPHICS, INC.
                   ONE BELMONT AVENUE, GSB BUILDING, SUITE 417
                         BALA CYNWYD, PENNSYLVANIA 19004

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 31, 2002

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Expressions Graphics, Inc., a Nevada corporation, will be held on May 31, 2002, at 11:00 a.m., local time, at our executive offices, One Belmont Avenue, GSB Building, Bala Cynwyd, Pennsylvania, for the following purposes:

     1. To elect three Directors, each to serve for the ensuing year and until their successors are elected;

     2. To consider and vote upon a proposal to ratify the appointment of LJ Soldinger Associates, independent certified public accountants, as auditors for the Company for its fiscal year ending December 31, 2002;

     3. To approve proposed amendments to our Articles of Incorporation to effect the following:

         o change our name from Expressions Graphics, Inc. to Continental Southern Resources, Inc.;
         o increase our authorized Common Stock from 25,000,000 shares to 150,000,000 shares; and
         o authorize 10,000,000 shares of "blank check" Preferred Stock, $0.01 par value per share; and

     4. To consider, approve and ratify an amendment to our Articles of Incorporation to effect a 1-for-5 reverse split of our issued and outstanding common stock; and.

     5. To act upon such other matters and transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on May 8, 2002 as the record date for determining the stockholders entitled to receive notice of and to vote, either in person or by proxy, at the annual meeting and at any and all adjournments or postponements thereof.

                                             By Order of the Board of Directors:



                                             /s/Stephen P. Harrington
                                             STEPHEN P. HARRINGTON
                                             President
Bala Cynwyd, Pennsylvania
May 10, 2002
                             Your vote is important.

      Tovote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


         This Proxy Statement is furnished to the stockholders of Expressions Graphics, Inc. ("Expressions Graphics") in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at the 2002 Annual Meeting of Stockholders of Expressions Graphics (together with any adjournments or postponements thereof, the "Annual Meeting"). The Annual Meeting will be held on May 31, 2002 at 11:00 a.m., local time, at our executive offices, which are located at One Belmont Avenue, Suite 417, Bala Cynwyd, Pennsylvania 19004.

         This Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, were first mailed to our stockholders on or about May 10, 2002.

         All shares represented by properly executed proxies will be voted in accordance with directions on the proxies. If no direction is indicated, the shares will be voted at the Annual Meeting FOR the election of all the named nominees for director, FOR the ratification of the appointment of LJ Soldinger Associates as independent accountants for Expressions Graphics for the year ending December 31, 2002, FOR the amendments to the Articles of Incorporation effecting the name change, increase in authorized common stock, authorization of blank check Preferred Stock and FOR the 1-for-5 reverse split of the issued and outstanding common stock. A stockholder executing and returning a proxy may revoke it at any time before it is exercised by written notice to the Secretary of Expressions Graphics or by voting in person at the Annual Meeting.

         The Board of Directors does not know of any matters to be brought before the Annual Meeting other than the items set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy confers discretionary authority to the Board-appointed persons named therein to vote on any other matter that is properly presented for action at the Annual Meeting.

         The cost of solicitation of proxies by the Board of Directors is to be borne by Expressions Graphics. In addition to the use of the mails, proxies may be solicited by telephone and telecopier transmission by our directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the solicitation.

YOU ARE HEREBY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE-PAID IF MAILED IN THE UNITED STATES.

                                ABOUT THE MEETING

What is the purpose of the Annual Meeting?

         At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of two directors, the ratification of LJ Soldinger Associates as our independent accountants for the year ending December 31, 2002 and the proposed amendments to our Articles of Incorporation, and the approval of a 1-for-5 reverse stock split. In addition, management will report on our performance during 2001 and respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

         Only stockholders of record of shares of common stock at the close of business on May 8, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, 22,505,500 shares of common stock were issued and outstanding. These shares of common stock were the only outstanding voting securities of Expressions Graphics If you were a stockholder of record of shares of common stock on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting.

What are the voting rights of the holders of our common stock?

         Each share of common stock is entitled to one vote on each proposal submitted to stockholders. Stockholders of record may vote on a matter by marking the appropriate box on the proxy.

Who can attend the Annual Meeting?

         Any interested person may attend the Annual Meeting.

What constitutes a quorum?

         A majority of the outstanding shares of our common stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 22,505,500 shares of our common stock were outstanding. Thus, the presence, in person or by proxy, of the stockholders of common stock representing at least 11,252,751 votes will be required to establish a quorum. Directors will be elected by a majority of the votes of the shares present at the Annual Meeting and entitled to vote on the election of directors. Action on all other matters scheduled to come before the Annual Meeting, including the amendments to our Articles of Incorporation, will be authorized by the affirmative vote of the majority of shares present at the Annual Meeting and entitled to vote on such matters. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to Expressions Graphics, it will be voted as you direct. If you are a stockholder of record and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Expressions Graphics either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the Board of Director's recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommendation is set forth with the description of each item in this proxy statement. In summary, the Board of Directors recommends (i) a vote for Stephen P. Harrington, Gerald T. Harrington and John B. Connally III as Directors with terms expiring at the 2003 annual meeting of stockholders, (ii) a vote for LJ Soldinger Associates to act as Expressions Graphics independent accountants for the year ending December 31, 2002, (iii) a vote in favor of the amendments to the Articles of Incorporation of Expressions Graphics, and (iv) a vote in favor of the 1-for-5 reverse split of the issued and outstanding common stock, all as described in detail in this Proxy Statement.

         With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

                          ITEM 1 - ELECTION OF DIRECTORS

         The Board of Directors has nominated Stephen P. Harrington, Gerald T. Harrington and John B. Connally III for election as Directors. Stephen P. Harrington and Gerald T. Harrington are currently members of the Board of Directors and together constitute the entire Board of Directors. If elected, such nominees will serve for a one-year term to expire at Expressions Graphics annual meeting of stockholders in 2003 or until their successors are duly elected and qualified. Information regarding the foregoing nominees is set forth below.

         The Board of Directors has no reason to believe that either of the nominees will not serve if elected, but if either nominee should subsequently become unavailable to serve as a director, the persons named as proxies may, in their discretion, vote for a substitute nominee designated by the Board of Directors or, alternatively, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

         A majority of the votes cast at the Annual Meeting, whether in person or by proxy, is required to elect each nominee as a director.

         The Board of Directors recommends that stockholders vote FOR the election of the nominees. Proxies solicited by the Board of Directors will be so voted except where authority has been withheld.

The table below sets forth the Nominees for Election as Directors - Term Expires at the 2003 annual meeting of stockholders

         Stephen P. Harrington        45       President and Director

         Gerald T. Harrington         44       Secretary, Treasurer and Director

         John B. Connally III         55       Director

         Stephen P. Harrington has served as our President and as a member of our Board of Directors since February 2002. Mr. Harrington has served as the President of SPH Investments, Inc., a private investment company located in Bala Cynwyd, Pennsylvania and Wakefield, Rhode Island, since 1992. Mr. Harrington is also the President of SPH Equities, Inc. and has served as an officer and director of several publicly held corporations, including Hercules Development Group, Inc. and Bepariko BioCom. Mr. Harrington graduated from Yale University in 1980. Mr. Harrington is the brother of Gerald T. Harrington.

         Gerald T. Harrington has served as our Secretary and Treasurer and as a member of our Board of Directors since February 2002. Mr. Harrington is a Manager Member of the Capital City Group, LLC, a consulting firm that specializes in federal and state government relations which he co-founded in 1999. Mr. Harrington focuses his consulting practice on federal legislative and agency matters in both Providence, RI and Washington, D.C. In 1999, Mr. Harrington founded the law firm of Harrington & Hogan, LLP, representing clients in oil, hospitals and healthcare, utilities, education, business, unions and real estate matters. From 1992 to 1999, Mr. Harrington was a partner in the firm of McGovern Noel & Benik where he served as chairman of the Government Relations Group. Mr. Harrington is admitted to practice law in Rhode Island and New York. Mr. Harrington graduated from Yale University in 1981 and from the University of Pennsylvania Law School in 1985. Mr. Harrington is the brother of Stephen P. Harrington.

         John B. Connally III has served as a member of our Board of Directors since May 2002. Mr. Connally is in the oil services sector in the inspection of pipelines petrochemical plants and refineries and has been personally involved in the oil and gas business since the 1960s. Since 1999 he has been a principal in Graver Manufacturing Co., a private company manufacturing pressure vessels for the petrochemical and refining industry. In 1990, Mr. Connally was a member of the founding Board of Directors of Nuevo Energy Company, where he served until 1996. Nuevo Energy Company is an exploration and production company and is listed on the New York Stock Exchange. Mr. Connally joined the law firm of Baker & Botts in Houston in 1972 and became a partner in the firm in 1980. Mr. Connally's principal practice was in the area of corporate finance and he represented various oil and gas and oil field service companies. Upon leaving Baker & Botts in 1983, Mr. Connally has been an investor in the oil and gas, real estate, and oil field services industries. Mr. Connally received a Bachelor of Arts degree from the University of Texas at Austin and a Juris Doctor from the University of Texas School of Law.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Attendance at Meetings

         During 2001, the Board of Directors held two meetings. All directors attended 100% of these meetings.

Committees of the Board

         The Board of Directors has not established any standing committees and currently performs the functions of an audit, compensation and nominating committee.

Compensation of Board of Directors

         The members of the Board of Directors do not receive compensation for their services as directors.

                               EXECUTIVE OFFICERS

         Stephen P. Harrington and Gerald T. Harrington serve as our executive officers. The positions which they hold and their biographies are set forth above.

                ITEM 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, has appointed the firm of LJ Soldinger Associates to serve as our independent auditors for the year ending December 31, 2002, subject to ratification of such appointment by our stockholders. LJ Soldinger Associates, independent certified public accountants, are considered well qualified. Representatives of LJ Soldinger Associates are not expected to be present at the Annual Meeting and, therefore, will not have the opportunity to make a statement. It is also expected that they will not be available to respond to any questions.

         On March 4, 2002, the Board of Directors approved the dismissal of Stonefield Josephson, Inc., the principal accountants previously engaged to audit our financial statements. Representatives of Stonefield Josephson, Inc. are not expected to be present at the Annual Meeting and, therefore, will not have the opportunity to make a statement. It is also expected that they will not be available to respond to any questions.

Audit Fees

         "Audit Fees" includes aggregate fees billed by our principal auditor for the audit of our annual financial statements for 2001 and aggregate fees billed by our former principal auditor for the reviews of our financial statements included in our quarterly Forms 10-QSB. The aggregate fees billed for this category were $18,000.

Financial Information Systems Design and Implementation Fees

         No fees were billed or expected to be billed to us by our principal auditor for services provided during the last fiscal year for the design and implementation of financial information systems.

All Other Fees

         "All other Fees" includes the aggregate fees billed by our principal auditor for professional services for 2001, other than the services described under "Audit Fees", which consisted of services rendered in connection with federal and state income tax return preparation. The aggregate fees billed for this category were $3,000.

         The Board of Directors has considered whether the provision of the non-audit related services listed above is compatible with maintaining LJ Soldinger Associates' independence.

         The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, whether in person or by proxy, is required to ratify the appointment of the independent accountants.

         The Board of Directors recommends that the stockholders vote FOR the ratification of LJ Soldinger Associates. Proxies solicited by the Board of Directors will be voted for the ratification of LJ Soldinger Associates unless stockholders specify in their proxies a contrary choice.

ITEM 3 - AMENDMENTS TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION, INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZE "BLANK CHECK" PREFERRED STOCK

Change the Name of the Corporation

         Since our inception in January 2000, we engaged in the business of marketing and selling graphics media products such as symbols, logos, pictures, signs and business advertisements, over the Internet. In February 2002, we changed our management and began to implement a new business plan. We are presently engaged in the business of acquiring, exploring and developing domestic natural gas and oil properties. Our Board of Directors has determined that the name of our corporation no longer reflects the business in which we are presently engaged and that the name Continental Southern Resources, Inc. will more clearly identify our corporation as a participant in the gas and oil industry and improve our marketing and capital fundraising efforts. Accordingly, the Board of Directors has approved an amendment to our Articles of Incorporation to effect a change in our corporation's name to Continental Southern Resources, Inc.

         If the name change is approved by our stockholders, we will attempt to have the trading symbol for our common stock changed from "EXPG" to a symbol more readily associated with our new name. The currently outstanding stock certificates evidencing shares of our common stock bearing the name "Expressions Graphics, Inc." will continue to be valid and represent shares of our common stock following the name change. In the future, new certificates will be issued bearing our new name, but this will in no way effect the validity of your current stock certificates.

Increase the Number of Authorized Shares of Common Stock and Authorization of "Blank Check" Preferred Stock
--------------------------------------------------------------------------------

         On May 10, 2002, our Board of Directors approved, subject to stockholder approval, an Amendment to our Articles of Incorporation to authorize an increase from 25,000,000 shares of authorized common stock to 150,000,000 shares of authorized common stock, par value $0.001 per share and to authorize up to 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share, the rights and preferences to be determined by our Board of Directors. We propose to amend Article 4 of our Articles of Incorporation to read as follows:

         "4. The total number of shares of capital stock of the Corporation that the Corporation shall have authority to issue is One Hundred Sixty Million (160,000,000), of which One Hundred Fifty Million (150,000,000) shares having a par value of $0.001 per share shall be designated as Common Stock and Ten Million (10,000,000) shares having a par value of $0.001 per share shall be designated as Preferred Stock.

         Common Stock

         The shares of Common Stock shall be alike and equal in all respects and shall have one vote for each share. After any requirements with respect to preferential dividends, if any, on the Preferred Stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of Common Stock. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to number of shares of Common Stock held by them respectively.

         Preferred Stock

         The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock are as follows:

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine pursuant to a resolution or resolutions providing for such issuance duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors) and such resolution or resolutions shall also set forth, with respect to each such series of Preferred Stock, the following:

(1) The distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(2) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

(3) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

(4) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

(5 The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(6) Whether the shares of that series shall be convertible into or exchangeable for shares of capital stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange including the rate of conversion or exchange, the date upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event upon or after which they shall be convertible or exchangeable at whose option they shall be convertible or exchangeable, and the method of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

(7) Whether the shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

(9) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualification, limitation or restriction of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Amended and Restated Articles of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Nevada."

         The Board of Directors believes that it is advisable and in our best interests to have available additional authorized but unissued shares of common stock and preferred stock to provide for future needs. Currently, we have authorized 25,000,000 shares of common stock with 22,505,500 shares of common stock issued and outstanding and 86,425,211 shares of common stock reserved for issuance on the exercise of outstanding warrants and the conversation of outstanding convertible promissory notes. In addition, we are not authorized to issue preferred stock. The additional but unissued shares of common and preferred stock will be available for issuance from time to time in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules of any stock exchange on which our common stock may be listed in the future), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. Our Board of Directors believes that the additional but unissued common and preferred stock may be necessary for future financing and to attract potential new equity capital necessary to carry out our business objectives.

         Consequences of Approval of Amendments to the Articles of Incorporation

         Upon stockholder approval of the amendment to our Articles of Incorporation to increase the authorized shares of our common stock to at least ninety million (90,000,000), the common stock purchase warrants held by Lancer Offshore, Inc. and Michael Lauer will be deemed automatically exercised for an aggregate of 55,000,000 shares of common stock on a pre-split basis for an aggregate exercise price of $2.00.

         Upon stockholder approval of the amendment to our Articles of Incorporation to increase the authorized shares of our capital stock to at least ninety million (90,000,000) shares of common stock and ten million (10,000,000) shares of "blank check" preferred stock in the principal amount of $4,150,000 the outstanding convertible promissory notes in the principal amount of $4,150,000 will be deemed automatically converted into an aggregate of 29,643,961 shares of common stock on a pre-split basis and 4,090,713 shares of Series A Preferred Stock.

         Upon stockholder approval of the amendment to our Articles of Incorporation to increase the authorized shares of our common stock to at least ninety million (90,000,000), outstanding convertible promissory notes in the principal amount of $2,850,000 will be deemed automatically converted into an aggregate of 1,781,250 shares of common stock on a pre-split basis.

         Upon stockholder approval of the amendment to our Articles of Incorporation to authorize ten million (10,000,000) shares of "blank check" Preferred Stock, the Board of Directors will designate 4,100,000 shares of the authorized Preferred Stock as Series A Preferred Stock. The following is a description of the rights, preferences and privileges of the Series A Preferred:

         (i) Dividends: The holders of Series A Preferred Stock shall be entitled to receive cumulative dividends at an annual rate of $.08 per share, prior and in preference to the payment of any dividend or other distribution on the common stock;

         (ii) Liquidation: In the event of liquidation, dissolution or winding up of Expressions Graphics, the holders of Series A Preferred Stock shall be entitled to be paid, prior and in preference to any payment or distribution on any shares of common stock, the original purchase price of $1.00 per share and all accrued but unpaid interest and dividends on the Series A Preferred Stock; and

         (iii) Voting: The holders of Series A Preferred Stock will vote as a separate class and shall be entitled to elect a majority of the directors that constitute the Board of Directors at any time. In addition, a majority vote of the Series A Preferred Stock will be required to (a) amend the Articles of Incorporation or Bylaws, (b) authorize or issue new stock having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock, (c) reclassify any outstanding shares into shares having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock, (d) merge or consolidate into any corporation, (e) sell all or substantially all of the Expression Graphics' assets or (f) liquidate or dissolve.

         If the 1-for-5 reverse stock split is also approved by the stockholders, as proposed by the Board of Directors and set forth below, Lancer Offshore, Inc. and Michael Lauer will receive an aggregate of 11,000,000 shares of common stock as opposed to the 55,000,000 shares of common stock they would receive pre-split and the convertible noteholders will receive an aggregate of 5,928,797 shares of common stock as opposed to the 29,643,961 they would receive pre-split.

         The affirmative vote of a majority of the issued and outstanding shares of our common stock eligible to vote at the Annual Meeting is required to approve these amendments to the Articles of Incorporation.

         The Board of Directors recommends that the stockholders vote FOR the amendments to the Articles of Incorporation to effect the name change, to increase the number of shares of authorized common stock and to authorize the issuance of "blank check" preferred stock. Proxies solicited by the Board of Directors will be voted for these amendments to the Articles of Incorporation unless stockholders specify in their proxies a contrary choice.

       ITEM 4 - AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-5
                       REVERSE SPLIT OF OUR COMMON STOCK

         The Board of Directors recommends that the stockholders approve an amendment to our Articles of Incorporation to effect a reverse split of our issued and outstanding common stock. The reverse split will combine every five outstanding shares of the common stock into one share of common stock.

         If this amendment is approved by the stockholders, then the Board of Directors will have the authority to effect the reverse stock split. If this amendment is adopted, there will be no change in the number of authorized shares of common stock and no change in the par value of the common stock.

         The Board of Directors believes that the current per-share market price of our common stock may impair the acceptability of our common stock to certain institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or our reputation in the financial community. In practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced stock because of the greater trading volatility sometimes associated with such securities. Accordingly, one purpose of the reverse stock split is to help raise our reputation in the financial community.

         An additional purpose of the reverse stock split is to increase the closing market price of our common stock above $4.00 per share in order to meet the initial listing criteria of national securities exchanges such as the American Stock Exchange ("AMEX") or NASDAQ Small Cap Market ("NASDAQ"). Our common stock is presently eligible for quotation on the National Association of Securities Dealers' Over the Counter Bulletin Board (the "OTCBB"), which was established for securities that do not meet the NASDAQ listing requirements, and is not presently listed on any securities exchange. In order to be listed on a securities exchange or NASDAQ, we must meet the listing standards of the securities exchange or NASDAQ and have our listing application approved by the securities exchange or NASDAQ. NASDAQ and each securities exchange have their own listing requirements and application process. However, the listing standards of NASDAQ and each securities exchange generally require that all applicants have a closing trading price on their common stock of at least $4.00 per share.

         Our Board of Directors believes that it is important to provide our stockholders with the best possible market for trading our common stock. The OTCBB is generally considered less efficient and less liquid than NASDAQ or any securities exchange. Consequently, if it was listed on a securities exchange or NASDAQ, selling our common stock could be easier because larger quantities of shares would likely be bought and sold, transactions would be executed more efficiently, and securities analysts' and news media coverage would in all likelihood be increased.

         These factors could result in higher prices and lower spreads in the bid and ask prices for shares of our common stock. A listing on a securities exchange could also improve our ability to raise additional capital through equity or debt financing and, to the extent the stock price increases as a result of or in connection with such listing, ownership dilution to stockholders might be reduced if we issue equity in financing or other transactions, since less shares will need to be issued in order to raise a specific amount of capital.

         We cannot assure you that the reverse stock split will accomplish these objectives. While we expect that the reduction in the outstanding shares of common stock will increase the market price of the common stock, we cannot assure you that the reverse stock split will increase the market price of the common stock by a multiple equal to the reverse split ratio of five or result in any permanent increase in the market price (which can be dependent upon many factors, including, but not limited to, our business and financial performance and prospects). Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. Additionally, there can be no assurance that by meeting the listing requirements for minimum trading price our stock will be listed on a securities exchange. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels.

         There are other reasons why a reverse stock split may be perceived negatively in the marketplace. In addition to the fact that the number of shares available for trading is reduced, which generally has the effect of reducing liquidity, round lots (i.e., lots in multiples of 100 shares) may be converted into odd lots due to the split, which may in turn increase transaction costs for stockholders. We cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split.

         Upon the effectiveness of the reverse stock split, you will own fewer shares than you owned prior to the reverse split. The number of post-split shares will be determined by dividing the number of shares owned immediately prior to the effective time of the reverse stock split by five. Thus, if you owned 100 shares of our common stock prior to the reverse split, then, after the effective time of the reverse split, you will own 20 shares of our common stock.

         The reverse stock split will simultaneously apply to all outstanding shares of our common stock. On the Record Date, we had 22,505,500 issued and outstanding shares of our common stock. Accordingly, if the Record Date was the effective time of the reverse stock split, then we would have 4,501,100 issued and outstanding shares of our common stock on a post-split basis. The reverse stock split will affect all stockholders uniformly and will not change their proportionate ownership interests, nor will the reverse split alter the respective voting rights of holders of our common stock. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable, and we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         Because the number of authorized shares of our common stock will not be reduced, the overall effect of the reverse stock split will be an increase in authorized but unissued shares of our common stock. These shares may be issued by the Board of Directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

         If approved by our shareholders at the annual meeting, we will file an amendment to our Articles of Incorporation with the Nevada Secretary of State at such time as the board has determined is the appropriate effective time for the reverse stock split; however, the Board of Directors must make such determination no later than 60 days after the date the stockholders approve the amendments. The reverse stock split will become effective upon the filing of the amendment with the Secretary of State. At such time, which we refer to as the effective time, each certificate representing our common stock prior to the reverse stock split will be deemed for all corporate purposes to evidence ownership of post-split shares. There is no "issuance" resulting from the reverse stock split.

         Promptly after the effective time, you will be notified that the reverse stock split has been effected. Our stock transfer agent, Silverado Stock Transfer, Inc., whom we refer to as the exchange agent, will implement the exchange of stock certificates representing outstanding shares of common stock. You will be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we will send. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent.

PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

         We will not issue scrip or fractional shares, or certificates for fractional shares, in connection with the reverse stock split. Should you be entitled to receive a fractional share because you hold a number of shares not evenly divisible by five, you will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive one whole share of our common stock.

         Under the Nevada Business Corporation Code, stockholders are not entitled to dissenter's rights with respect to the proposed amendments, and we will not independently provide stockholders with any such rights.

         The following is a summary of certain material federal income tax consequences of the reverse stock split; however, this does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). Your tax treatment may vary depending upon your own particular facts and circumstances. Accordingly, you should consult with your own tax advisor concerning the effects of the reverse stock split on you.

         You should recognize no gain or loss upon your exchange of your pre-split shares for post-split shares pursuant to the reverse stock split.

         The aggregate tax basis of the post-split shares received in the reverse stock split (including any fraction of a post-split share deemed to have been received) will be the same as your aggregate tax basis in the pre-split shares you exchanged. Your holding period for the post-split shares will include the period during which the you held the pre-split shares surrendered in the reverse stock split.

         We believe that the reverse stock split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code. As a result, we will not recognize any gain or loss as a result of the reverse stock split.

         The affirmative vote of a majority of the issued and outstanding shares of our common stock eligible to vote at the Annual Meeting is required to approve an amendment to the articles of incorporation to effect the 1-for-5 reverse stock split.

         The Board of Directors recommends that the stockholders vote FOR an amendment to the Articles of Incorporation effecting a 1-for-5 reverse stock split. Proxies solicited by the Board of Directors will be voted for an amendment to the Articles of Incorporation effecting a 1-for-5 reverse stock split unless stockholders specify in their proxies a contrary choice.

                               EXECUTIVE OFFICERS

         Stephen P. Harrington and Gerald T. Harrington serve as the executive officers of Expressions Graphics. The positions which they hold and their biographies are set forth above.

         The table below sets forth information concerning the compensation we paid to our chief executive officer and each executive officer who was paid compensation at an annual rate of greater than $100,000 in 2001.

Summary Compensation Table
--------------------------
                                                                  Long-Term
                               Annual Compensation           Compensation Awards
                               -------------------           -------------------
        Name and
   Principal Position         Salary           Bonus          Number of Options
   ------------------         ------           -----          -----------------
Mark Brouillette,               $0              $0                   --
President

Frank Drechsler,                $0              $0                   --
Vice President and
Secretary



         We have never granted any stock options to the executive officers named in our Summary Compensation Table above or to any of our other employees.

Employment Agreements, Termination of Employment and Change in Control Arrangements

         We are not presently a party to any employment agreements, severance agreements or agreements regarding a change in control of the ownership of our common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of our common stock owned, as of April 15, 2002, by:

         o   the holders of more than 5% of our common stock;
         o   each of our directors;
         o   our executive officers; and
         o   all directors and executive officers of our company as a group.

         As of April 15, 2002, an aggregate of 22,505,500 shares of our common stock were issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all options and warrants to acquire our common stock which have been issued to the directors, executive officers and the holders of more than 5% of our common stock and are fully vested or will become fully vested within 60 days of the date of this Annual Report have been exercised by these individuals and the appropriate number of shares of our common stock have been issued to these individuals.

                    Shares of Common Stock Beneficially Owned

      Name of                               Amount and Nature of      Percentage
  Beneficial Owner      Position           Beneficial Ownership(1)     of Class
-------------------     --------           -----------------------    ----------
Stephen P. Harrington   Officer, Directo            0                      *
One Belmont Avenue
Suite 417
Bala Cynwyd, PA  19004

Gerald T. Harrington    Officer, Director           0                      *
One Belmont Avenue
Suite 417
Bala Cynwyd, PA  19004

Lancer Offshore, Inc.   Beneficial Owner       13,140,000 (2)            58.4
Kama Flamboyan 9
Curacao, Netherland
Antilles

Michael Lauer           Beneficial Owner       16,425,500 (3)            73.0
375 Park Avenue,
20th Floor
New York, NY 10152

Gemini Growth
Fund, L.P.              Beneficial Owner       1,500,000 (4)              6.2
700 Gemini
Houston, TX 77058

All directors and executive
officers as a group (2 people)                      0                      *

-----------------
*        Less than one percent.

         (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

         (2) Does not include 44,000,000 shares of common stock, on a pre-split basis, issuable upon the exercise of common stock purchase warrants that are exercisable only upon shareholder approval of the proposed amendments to our Articles of Incorporation.

         (3) Includes 13,140,000 shares of common stock owned by Lancer Offshore, Inc., of which Mr. Lauer is a managing director. Does not include 11,000,000 shares of common stock, on a pre-split basis, issuable upon the exercise of common stock purchase warrants that are exercisable only upon shareholder approval of the proposed amendments to our Articles of Incorporation.

         (4) Includes 750,000 shares of common stock issuable upon conversion of a secured convertible promissory note in the principal amount of $1,500,000 and 150,000 shares of common stock issuable upon exercise of common stock purchase warrants.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires our directors, certain of our officers and persons who own more than ten percent of the Company's Common Stock (collectively the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports.

         Based on representations received from Reporting Persons and upon review of Form 3 and 4 filings, all filings required to be made by the Reporting Persons for the year 2001 were made in a timely manner.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
         None.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         Any proposal of a stockholder intended to be presented at Expressions Graphics' 2003 annual meeting of stockholders must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received in writing by the Secretary of Expressions Graphics by December 31, 2003, for inclusion in Expressions Graphics proxy, notice of meeting and proxy statement relating to the 2003 annual meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any business shall properly come before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote the proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

                         FINANCIAL AND OTHER INFORMATION

         Expression Graphics' Financial Statements and the information required by Item 303 (management's discussion and analysis or plan of operation) and Item 304 (changes in and disagreements with accountants on accounting and financial disclosure) of Regulation S-B are incorporated by reference to Expressions Graphics' Form 10-KSB filed with the Securities and Exchange Commission on April 16, 2002, a copy of which has been delivered to you with this Proxy Statement.

         May 10, 2002

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

================================================================================
                              EXPRESSIONS GRAPHICS
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  Annual Meeting of Stockholders -May 31, 2002
--------------------------------------------------------------------------------

The undersigned stockholder of EXPRESSIONS GRAPHICS ("Expressions Graphics"), revoking all previous proxies, hereby constitutes and appoints Stephen P. Harrington and Gerald T. Harrington, and each of them acting individually, as the agents and proxies of the undersigned, with full power of substitution in each, for and in the name and stead of the undersigned, to attend the 2002 Annual Meeting of Stockholders of Expressions Graphics to be held on May 31, 2002 at 11:00 A.M., local time, at Expressions Graphics' executive offices, One Belmont Avenue, Suite 417, Bala Cynwyd, Pennsylvania 19004, and to vote all shares of Common Stock of Expressions Graphics which the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the reverse side hereof:

This Proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" THE RATIFICATION OF THE APPOINTMENT OF LJ SOLDINGER ASSOCIATES, "FOR" ALL AMENDMENTS TO EXPRESSIONS GRAPHICS ARTICLES OF INCORPORATION AND "FOR" THE 1-FOR-5 REVERSE SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the 2002 Annual Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF THE 2002 ANNUAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said agents and proxies may do by virtue hereof and hereby confirms that this Proxy shall be valid and may be voted whether or not the stockholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

                        (Continued on the reverse side.)
================================================================================

     ===========================================================================
      1. Election of Directors

     / / FOR all nominees.

         / / WITHHOLD all nominees.

         / / FOR, except vote withheld from the following nominee(s):__________.

      Nominees: Stephen P. Harrington, Gerald T. Harrington and John B. Connally III will be considered nominees for election at the 2002 Annual Meeting.

      2. The ratification of the appointment of LJ Soldinger Associates, independent certified public accountants, as auditors for Expressions Graphics for the fiscal year ending December 31, 2002.

         / / FOR                     / / AGAINST                     / / ABSTAIN

      3. To approve proposed amendments to the Company's Articles of Incorporation to effect the following:

             o Change the Company's name from Expressions Graphics, Inc. to Continental Southern Resources, Inc.;
             o Increase the Company's authorized common stock from 25,000,000 shares to 150,000,000 shares; and
             o Authorize 10,000,000 shares "blank check" Preferred Stock, $0.01 par value per share.

         / / FOR                     / / AGAINST                     / / ABSTAIN

      4. To approve a 1-for-5 reverse stock split of the Company's outstanding common stock.

         / / FOR                     / / AGAINST                     / / ABSTAIN


     In their discretion, the proxies will vote on such other business as may properly come before the 2002 Annual Meeting.

     / / Please check here if you plan to attend the 2002 Annual Meeting in person.

      NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED
            ENVELOPE. Please sign this Proxy exactly as name(s) appear in address below. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

         ------------------------------------

         ------------------------------------
         Signature(s)                  Date

     ===========================================================================